EXHIBIT 99.3

TRADING PLAN (1)

         THIS TRADING PLAN (the "Trading Plan") is entered into May 23, 2012, by and between ________________ (1) (the "Seller") and Robert W. Baird & Co. (the "Broker"), acting as agent for the Seller.

         WHEREAS, the Seller and the Broker are parties to a trading plan dated May 19, 2011, which plan will expire on May 25, 2012 (the "Expiring Trading Plan"); and

         WHEREAS, the Seller wishes to establish this Trading Plan for the purpose of complying with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the disposition of all or a portion of the Seller's holdings of the common stock, par value $0.01 (the "Stock") of inTEST Corporation, a Delaware corporation (the "Issuer") after the expiration of the Expiring Trading Plan; and

         WHEREAS, the Seller wishes to engage the Broker to effect sales of shares of the Stock and to file all Forms 144 and amendments thereto that may be required with respect to such disposition transactions;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Broker hereby agree as follows:

         1.    Sales. The Seller hereby irrevocably directs and instructs the Broker to effect sales of Stock (each a "Sale"), on the terms set forth in Exhibit A hereto. The Seller understands and agrees that, upon the Broker's receipt of this executed Trading Plan (and any other documents the Broker may require), the Seller hereby authorizes and directs the Broker to use its discretionary authority to sell Shares on the Seller's behalf for account according to this Trading Plan. The sales of Shares pursuant to this Plan will be executed by the Broker without prior consultation with or notice to the Seller. If any of the Seller's instructions set forth above result in conflicting, ambiguous or confusing directions, the Seller hereby authorizes and directs the Broker to use its discretion to effect whichever of the Seller's instructions set forth above it so determines.

         2.    Term. The term of this Trading Plan (the "Term") shall commence on the date set forth above, and shall terminate on the date that is the earliest of:

               (a)   May 31, 2013, unless at such time the Issuer has implemented an Event-Specific Blackout Period under its Insider Trading Policy applicable to any of its management, in which case this Trading Plan would continue in effect until the expiration of such Blackout Period. The undersigned representative of the Issuer who is acknowledging this Trading Plan agrees to notify the Broker prior to May 31, 2013 if any such Blackout period would cause this Trading Plan not to terminate on May 31, 2013;

               (b)   receipt by the Broker of written notice of termination from the Seller delivered by overnight mail, courier, facsimile or e-mail at the address and fax number set forth in Section 14 below. The Seller agrees that the Seller shall not terminate this Trading Plan except upon consultation with the Seller's legal advisors;

               (c)   immediately after the completion of all Sales as contemplated in Section 1 of the Trading Plan; and

               (d)   the Seller or the Broker shall reasonably determine that (i) any trade contemplated hereunder shall result in a violation or adverse consequence under the applicable securities laws, including but not limited to, Section 16 of the Exchange Act, Rule 144 of the Securities Act of 1933, as amended (the "Act"), or Rule 10b5-1 under the Exchange Act, or (ii) the Seller or the Broker has not complied with the terms of this Trading Plan.

         3.    Trading Constraints. The Seller understands that the Broker may not be able to effect a Sale due to a market disruption or a legal, regulatory, or contractual restriction applicable to the Broker. If any Sale cannot be executed as required by Section 1 due to a market disruption, a legal, regulatory, or contractual restriction applicable to the Broker, or any other event, then the Broker shall effect such Sale as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event, under ordinary principles of best execution.

         4.    Representations, Warranties and Related Covenants.

               (a)   As of the date hereof, the Seller is not aware of any material nonpublic information concerning the Issuer or its securities. The Seller is entering into this Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws. The Seller agrees that during the term, the Seller shall not, directly or indirectly, communicate any material nonpublic information relating to the Shares or the Issuer to any employee of the Broker who is involved directly in exercising any influence over how, when or whether to effect sales under this Plan.

               (b)   The Seller has not entered into or altered a corresponding or hedging transaction or put option equivalent with respect to the Shares specified under this Plan, and the Seller agrees not to enter into any such transaction during the Term. The Seller agrees not to alter or deviate from the terms of this Plan except as provided herein. The Seller agrees that during the Term, the Seller shall not (i) enter into a binding contract with respect to the purchase or sale of Shares with another broker, dealer or financial institution (each, a "Financial Institution"); (ii) instruct another Financial Institution to purchase or sell Shares on its behalf; or (iii) adopt a plan for trading with respect to Shares other than this Plan or another trading plan with the Broker that complies with the requirements of Rule 10b5-1(c)(1) under the Exchange Act.

               (c)   The execution and delivery of this Plan by the Seller and the transactions contemplated by this Plan will not contravene any provision of applicable law or any agreement or other instrument binding on the Seller or any of the Seller's affiliates or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Seller or Seller's affiliates. The Seller's sale of Shares is not subject to any contractual or other Issuer prohibition, restriction or limitation on sale. The Seller has provided the Issuer with an opportunity to review this Plan, and this Plan does not violate any insider trading or fiduciary duty policy of the Issuer or otherwise applicable to the Seller.

               (d)   The Seller acknowledges and understands that the Broker is not responsible for making, on the Seller's behalf, filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act, applicable to the Seller. In connection with the performance of this Plan, the Seller shall comply with all applicable laws, including, without limitation, making all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act in a timely manner, to the extent any such filings are applicable to the Seller, and subject to receipt of timely information from the Broker pursuant to Section 10 of this Agreement.

               (e)   The Shares to be sold under this Plan are owned free and clear by the Seller and are not subject to any agreement granting any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or any other limitation on disposition, other than those which may have been entered into between the Seller and the Broker or imposed by Rules 144 or 145 under the Act.

         5.    Compliance With Issuer's Policy. The Seller further represents and warrants that this Trading Plan complies with and conforms to the provisions of the Issuer's insider trading compliance program (the "Program") adopted by the Issuer's Board of Directors, and that an executed copy of this Trading Plan will be provided to the Secretary of the Issuer as required by the Program. The Seller agrees to notify the Broker promptly if this Trading Plan no longer complies with the Program.

         6.    Adjustments. In the event of a stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to the Issuer that occurs during the Term of this Trading Plan, the number of shares sold, the number of options exercised and/or the dollar amount at which shares are sold shall be adjusted automatically on a proportionate basis.

         7.    Compliance with Rule 10b5-1(c). The parties intend that this Trading Plan comply with the requirements of Rule 10b5-1(c)(1)(i) under the Exchange Act and this Trading Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).

         8.    No Seller Discretion. The Seller acknowledges and agrees that it does not have authority, influence, discretion, or control over any Sales to be effected by the Broker pursuant to this Trading Plan. The Seller agrees that it will not communicate with or in any way attempt to influence any representative of the Broker or any other person or entity in connection with this Trading Plan or the execution of Sales hereunder. The Broker agrees that it will not communicate with or seek advice or information from the Seller in connection with this Trading Plan or the execution of Sales hereunder.

         9.    Rule 144; Forms 144.

               (a)   The Broker agrees to conduct all Sales in accordance with the requirements of Rule 144 promulgated under the Act, including, without limitation, the requirements regarding current information, volume limits, manner of sale and filing of notice of sale. In no event shall the Broker effect any Sale if and to the extent that such Sale, when aggregated (i) with sales effected for the persons or trusts listed on Schedule A hereto (the "Aggregation Parties"), (ii) with other Sales hereunder, in any case effected during any three-month period, or (iii) with sales effected by Brian Thompson, pursuant to his separate trading plan with Broker, would exceed the volume limitation applicable to the Seller under Rule 144(e). The Seller understands that each of the Aggregation Parties are also entering into trading plans with the Broker for the shares of the Stock directly owned by them or for which they serve as trustee, which trading plans will be substantially on the same terms as this Trading Plan. The Seller acknowledges his agreement that the sales of shares for the accounts of each of the Aggregation Parties pursuant to their respective trading plans will be apportioned among them in proportion to the percentages set forth on Schedule A. The Seller agrees not to take, and agrees to cause any person or entity with which it would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 not to take, any action that would cause the Sales not to comply with the provisions of Rule 144 applicable to the Seller.

               (b)   The Broker shall complete and timely file with the SEC and Nasdaq on behalf of the Seller the requisite number of copies of all filings on Form 144 necessitated by the Sales. For such purposes, the Seller has delivered to the Broker twelve (12) pre-signed, blank Forms 144 and agree to deliver additional pre-signed, blank Forms 144 upon request made by the Broker to:

Patricia A. Gritzan, Esquire
Saul Ewing, LLP
Centre Square West
1500 Market Street, 38th Floor
Philadelphia, Pennsylvania 19102-2186
Email: pgritzan@saul.com
Phone: (215) 972-7139

if such forms need to be amended for any reason. Each Form 144 shall be completed substantially in the form attached as Exhibit B hereto, with the additional information relating to the maximum permitted sales for such three-month period, determined as provided in subsection (c), below, and Table II information for all sales by aggregated persons during the three months preceding such filing. The Broker shall furnish to the Seller and the Issuer a copy of each Form 144 filed by the Broker for the Seller promptly after filing. The following sentence should be inserted in the Remarks section of each Form 144 that is filed:

"The sales of securities covered hereby are being made pursuant to a trading plan adopted on May 23, 2012 pursuant to Rule 10b5-1(c). The representation below regarding the seller's knowledge of material inside information speaks as of such date of adoption of the trading plan."

               (c)   The Seller understands that the Broker shall make (i) one Form 144 filing at the beginning of the three-month period commencing upon the first Sale under this Trading Plan covering the maximum number of shares permitted to be sold during the next three months pursuant to Rule 144(e) as determined at the time of filing such Form 144, reduced by the number of shares allocable to the other sellers listed on Schedule A, (ii) one or more subsequent Form 144 filings to amend the most recent prior filing during the same three months period in the event the volume limitation under Rule 144(e) for such three month period has increased due to an increase in the average volume as determined in accordance with Rule 144(e), and (iii) subsequent Form 144 filings with respect to each successive three-month period thereafter, if additional sales are reasonably likely to be made in light of the then current trading price of the Stock. The following footnote should be added to any amended Form 144 filing:

"This Amendment No. __ amends the Form 144 filed on ___________, to reflect the increased number of shares that may be sold under Rule 144 due to increased trading volume."

               (d)   The Broker acknowledges and agrees that the Seller shall deliver an executed representation letter to the Broker (the "Seller's Representation Letter") in the form attached as Exhibit C hereto, upon the execution of this Trading Plan, and that this Seller's Representation Letter shall be the only representation letter delivered to the Broker during the term of this Trading Plan as supporting documentation for all Sales under this Trading Plan. The Broker agrees to deliver to Saul Ewing LLP an executed representation letter (the "Broker's Representation Letter") in the form attached as Exhibit D hereto upon the execution of this Trading Plan. In reliance upon such Seller's and Broker's Representation Letters and such other information that Saul Ewing LLP may deem necessary or appropriate, Saul Ewing shall deliver to the Issuer's transfer agent one instruction letter regarding the Sales anticipated to be made under this Trading Plan pursuant to Rule 144. Such instruction letter shall further be subject to compliance by Seller and Broker with all provisions of this Trading Plan.

         10.   Exchange Act Reporting. The Broker shall notify the Seller and the Issuer via email of each Sale within one day of such transactions, but in no event later than the second business day following a transaction. The Seller shall make all filings, if any, required under Sections 13(d) and 16 of the Exchange Act as a result of the Sales.

         11.   Brokers' Commissions and Fees. The Seller understands and agrees that the Seller will be charged a brokers' commission and a transaction fee for each sale of Shares pursuant to this Plan. The Seller will ensure that, without advance notice or request from the Broker, the Seller's brokerage account at all times contains Shares sufficient to cover the sale directions set forth above, as well as sufficient immediately available cash to pay the Broker when due all brokerage commissions and transaction costs. If the Seller's account does not contain sufficient Shares and cash to timely satisfy such obligations, the Broker is hereby authorized to cancel or not effect any scheduled sales of Shares and/or terminate this Plan.

         12.   Remaining Stock. To the extent that the Broker holds any Stock for the account of the Seller upon termination of this Trading Plan, the Broker agrees to return such Stock promptly to the Seller, or, to the Issuer's transfer agent for relegending if such Stock would then be subject to transfer restrictions.

         13.   Modifications. This Trading Plan may be modified by the Seller provided that such modification is in writing, made in good faith, is not part of a plan or scheme to evade the prohibitions of Rule 10b-5 of the Exchange Act and is pre-cleared or acknowledged by the Issuer's Secretary, with advice of counsel.

         14.   Notice. Where any notice is required under this Trading Plan, such notice or document shall be delivered in the manner set forth in the relevant section of this Trading Plan at the appropriate address set forth below:

Seller:	_______________________________ _______________________________ _______________________________
Broker:	Robert W. Baird & Co. Two Logan Square North 18th Street Suite 2000 Philadelphia, Pennsylvania 19103 Attn.: Patrick Foley Email: pfoley@rwbaird.com Fax: 215-553-7832
Issuer:	inTEST Corporation 804 East Gate Drive, Suite 200 Mt. Laurel, New Jersey 08054 Attn.: Hugh T. Regan Jr., Treasurer and Chief Financial Officer Email: h.regan.jr@intest.com Fax: 856-505-8801
With a copy to:	Saul Ewing LLP Centre Square West 1500 Market Street, 38th Floor Philadelphia, Pennsylvania 19102-2186 Attn.: Patricia A. Gritzan, Esquire Email: pgritzan@saul.com Fax: 215-972-1847

         15.   Signatures. This Trading Plan may be executed in several counterparts, including by facsimile or PDF signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the parties.

         16.   Governing Law; Amendment. This Trading Plan shall be governed by and construed in accordance with the federal securities laws of the United States and the laws of the State of Delaware, without giving effect to any conflicts of laws or choice of law provisions thereof that would compel the application of the substantive laws of any other jurisdiction, and may be modified or amended only by a writing signed by the parties hereto.

         17.   Tax Matters. The Seller certifies that the below Social Security number is correct and that the Seller is not subject to back up withholding.

         18.   Legal Matters; Indemnification. The Seller has consulted with its own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon the Broker or any person affiliated with the Broker in connection with the Seller's adoption and implementation of this Plan. The Seller acknowledges and agrees that the Broker is not acting as a fiduciary or an advisor to the Seller. The Seller will indemnify and hold harmless the Broker for any losses (including, without limitation, reasonable attorney fees) incurred by, claims made or actions brought against, the Broker arising out of the breach of any representation, warranty or covenant set forth in this Plan.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned, thereunto duly authorized, have executed this Trading Plan as of the date first written above.

SELLER:

________________________________________
Name
SSN:

BROKER:

ROBERT W. BAIRD & CO.

By: ____________________________________
Name: Patrick Foley
Title: First Vice President

ACKNOWLEDGMENT BY ISSUER

Issuer acknowledges that the Seller and Broker have entered into the attached Trading Plan.

ISSUER: inTEST Corporation

By:___________________________________
Name: Hugh T. Regan, Jr.
Title: Secretary

EXHIBIT A

Terms Of Sales

The Broker is to effect sales of Stock in accordance with the following instructions:

From time to time, but only when the price per share of the Stock is at or above $8.00 per share, SELL such number of shares as permitted by Rule 144(e), recalculating the volume limitation on a weekly basis, and reduced by the number of shares sold or to be sold during the same three month period by the other Aggregation Parties as described in Section 9 hereof;

provided that commencing May 25, 2012 and during the remainder of the term of this Trading Plan:

(i) not more than _________(1) shares in aggregate (the "Maximum Number of Tranche #1 Shares") are sold for a price between $8.00 and $8.99 per share,

(ii) not more than ________(1) shares in aggregate (the "Maximum Number of Tranche #2 Shares") are sold for a price between $9.00 and $9.99 per share, unless the Maximum Number of Tranche #1 Shares has not been met and the price per share remains above $9.00 and less than $10.00, in which case the Maximum Number of Tranche #2 Shares will be increased to ________ shares, and the Maximum Number of Tranche #1 Shares will be reduced by the number of shares sold between $9.00 and $9.99 in excess of ________(1),

(iii) not more than ________(1) shares in aggregate (the "Maximum Number of Tranche #3 Shares") are sold for a price between $10.00 and 10.99 per share, unless either or both of the Maximum Number of Tranche #1 Shares or the Maximum Number of Tranche #2 Shares has or have not been met and the price per share remains above $10.00 and less than $11.00, in which case the Maximum Number of Tranche #3 Shares will be increased to ________, and each of the Maximum Number of Tranche #1 Shares and Maximum Number of Trance #2 Shares will be reduced by one-half the number of shares sold between $10.00 and $10.99 in excess of ________(1), and

(iv) not more than _______(1) shares in aggregate (the "Maximum Number of Tranche #4 Shares) are sold for a price at or above $11.00 per share, unless any of the Maximum Number of Tranche #1, #2 or #3 Shares has not been met and the price per share remains above $11.00, in which case there will be no Maximum Number of Tranche #4 Shares, and each of the Maximum Number of Tranche #1 Shares, Maximum Number of Tranche #2 Shares, and Maximum Number of Tranche #3 Shares will be reduced by one-third the number of number of shares sold at or above $11.00 in excess of ______(1);

and provided further that if, prior to the four month anniversary of the date of this Trading Plan, the per share price of the Shares has not exceeded $8.00, then the minimum sales price for each of Tranches #2, #3 and #4 will be reduced to $8.00 per share.

(1) The Reporting Persons have executed trading plans in the form presented in this Exhibit 99.3. Please see Exhibit A Table, below, for the material details in which the trading plans executed by the Reporting Person differ from the form presented in this Exhibit 99.3.

EXHIBIT A TABLE

Each Reporting Person has authorized the following number of shares to be sold in tranches (i), (ii), (iii) and (iv) set forth in Exhibit A to their respective Trading Plan:

Group Member	Each of Tranche #1, #2 & #3	Tranche #4	Total Shares
Alyn R. Holt	280,750	280,756	1,123,006
Connie E. Holt	37,600	37,627	150,427
Kristen Holt Thompson	44,650	44,648	178,598
Alyn R. Holt Year 2001 Irrevocable Agreement of Trust	6,000	6,000	24,000
Holt Charitable Remainder Unitrust	28,750	28,750	115,000
Alyn R. Holt Trust fbo Kristen Holt Thompson	65,000	65,000	260,000

EXHIBIT B

FORM 144

EXHIBIT C

FORM OF SELLER'S REPRESENTATION LETTER

Name:	_____________________________
Company:	inTEST CORPORATION
Number of Shares:	_____________________________

Corporate & Executive Services
Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

          The undersigned proposes to sell the above listed number of shares of common stock (the "Shares") of the above listed corporation (the "Company"), in a series of transactions, through Robert W. Baird & Co. Incorporated ("Baird"), pursuant to Rule 144 under the Securities Act of 1933 (the "Act") and the terms and conditions of a fully executed, pre-arranged stock trading plan (the "Trading Plan"). The undersigned makes the following representations and warranties, each of which is true, correct and complete as of the date hereof, and will survive the proposed sales, and upon which Baird may rely in effecting the proposed sales of Shares:

          1.   The undersigned has read and understands the relevant portions of Rule 144 and intends that sales made pursuant to the Trading Plan will comply with its requirements.

          2.   The undersigned may be deemed to be an "affiliate," as defined in Rule 144(a)(1), of the Company ("Affiliate") or may have been deemed to be an Affiliate at any time during the 90 days immediately preceding the date hereof.

          3.   The Company is and has been for a period of at least 90 days immediately prior to the date hereof subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

          4.   The Shares were not initially issued by an issuer with no or nominal operations or assets as described in Rule 144(i)(1), except as otherwise provided in Rule 144(i)(2).

          5.   To the knowledge of the undersigned, adequate current public information with respect to the Company (within the meaning of Rule 144(c)(1)) is available.

          6.   The undersigned acquired and, if purchased, fully paid for the Shares at least six months prior to the dates of the proposed sales of Shares, computed in accordance with Rule 144(d).

          7.   At the time the Shares are sold for the account of the undersigned, the Trading Plan limits the number of Shares so sold, together with all shares of Company common stock sold by or for the account of the undersigned (or any person described in Rule 144(a)(2) (a "Related Person"), or by or for the account of any other person whose sales are required to be aggregated with the undersigned's sales by Rule 144(e)(3), during the three months preceding the date the Shares are sold, to an amount that will not exceed the greater of: (i) the average weekly trading volume of the Company's common stock during the four weeks preceding such sale or (ii) one percent (1%) of the outstanding shares of Company common stock.

          8.   Neither the undersigned nor any Related Person has solicited or arranged for the solicitation of, or will solicit or arrange for the solicitation of, any order to buy shares of Company common stock in anticipation of or in connection with the sale of the Shares.

          9.   Neither the undersigned nor any Related Person has made, or will make, any payment in connection with the offering or sale of the Shares to any person other than Baird. Neither the undersigned nor any Related Person has open buy or sell orders for any shares of Company common stock with any broker, dealer, bank or other person or entity, other than Baird, or will place any such order pending completion of the sale of the Shares without first informing Baird in writing.

          10.  Provided that sales comply with the terms and conditions of the Trading Plan or Rule 144, the Trading Plan, and any sales executed pursuant to the Trading Plan, are not part of a distribution of any securities, and neither the undersigned nor any Related Person is an underwriter with respect to the Shares. The undersigned has a bona fide intention to sell the Shares in compliance with the conditions set forth in the Trading Plans.

          11.  The undersigned authorizes Baird, if it deems appropriate, to communicate with the transfer agent in connection with the sale of the Shares, and understands that the payment of the proceeds from the sale of the Shares will be delayed until certificates representing the Shares are transferred into the name of Baird and delivered free of all restrictions whatsoever. Notwithstanding the foregoing, Baird acknowledges and agrees that, pursuant to the Trading Plan, it will not contact the undersigned during the term of the Trading Plan.

          12.  The undersigned is not currently in possession of material, non-public information regarding the Company.

          13.  In consideration of the execution of the sale of the Shares by Baird and for other good and valuable consideration, the undersigned agrees to indemnify Baird and hold Baird, its controlling persons, directors, officers, employees, shareholders, affiliates and agents harmless from and against any liability, loss, cost or expense (including attorneys' fees) arising out of or relating to the breach of any representation, warranty or covenant made by the undersigned in this letter or arising out of or relating to the sale of the Shares, except for any liability, loss, cost or expense (including attorneys' fees) incurred due to Baird's noncompliance with the Trading Plan, in which case the undersigned will not indemnify Baird and will not hold Baird, its controlling persons, directors, officers, employees, shareholders, affiliates and agents harmless.

          14.  The undersigned has carefully read and fully understands the representations, warranties and covenants made in this letter. The undersigned understands that any misrepresentation herein, or failure to comply strictly with the procedures outlined in this letter, may result in a violation of Federal and/or state securities law.

          15.  The transfer agent for the Company's common stock may rely on this letter as though it were addressed to such transfer agent.

Sincerely, ___________________________________ Signature
_________________ Dated	___________________________________ Print Name

EXHIBIT D

FORM OF BROKER'S REPRESENTATION LETTER

[Enter Date]

Computershare Investor Services
250 Royall Street
Canton, MA 02021-1011

Saul Ewing LLP
1500 Market Street, 38th Floor
Centre Square West
Philadelphia, PA 19102

Re: Sale of shares of
Common Stock for the account of

Ladies and Gentlemen:

         In connection with the recent sale of ____________shares (the "Shares") of common stock of ______________________ (the "Company") through Robert W. Baird & Co. Incorporated ("Baird") for the account of ___________________ (the "Selling Shareholder"), which sale was made pursuant to Rule 144 under the Securities Act of 1933 (the "Act"), we advise you as follows:

         1.   Baird, as broker or market maker, performed no more than the usual and customary broker's or market maker's function.

         2.   Baird did no more than execute an order to sell the Shares as a broker and received no more than the usual and customary broker's or market maker's commission. The Shares may be purchased by Baird as principal in accordance with applicable regulations.

         3.   Baird did not solicit or arrange for the solicitation of orders to buy Shares in anticipation of, or in connection with, the sale of Shares except as permitted by Rule 144(g)(3).

         4.   Notwithstanding the foregoing, if Baird is a market maker with respect to the Company's common stock Baird may purchase as principal all or part of the Shares for its own account and subsequently may, as principal, solicit buyers for the Company's common stock, including the Shares held in its account.

         5.   Baird, as broker or market maker, obtained a representation letter and a fully executed pre-arranged stock trading plan (the "Trading Plan") from the Selling Shareholder (a copy of each of which accompanies this letter) and made a reasonable inquiry regarding the sale and, based on such information, believes that the sale was made in compliance with the terms and conditions set forth in the Trading Plan and is not aware of any circumstances indicating that the Selling Shareholder is an "underwriter" with respect to the Shares or that the sale is part of a distribution or otherwise does not comply with the applicable requirements of Rule 144.

Sincerely,

Schedule A

RULE 144 AGGREGATION PERSONS AND ALLOCATION PERCENTAGE

Alyn R. Holt	60.6691%
Connie E. Holt	8.1267%
Kristen Holt Thompson	9.6486%
Holt Charitable Remainder Unitrust u/a dated 5/22/00	6.2128%
Alyn R. Holt Year 2001 Irrevocable Agreement of Trust u/a dated 10/22/01	1.2966%
Alyn R. Holt Trust fbo Kristen Holt Thompson u/a dated 4/14/03	14.0462%

TOTAL	100.0000%